Exhibit 10.3

AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT

THIS AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT (this “Amendment”) is made and entered into as of June 27, 2007, by and among SIRVA, Inc., a Delaware corporation (the “Company”), ValueAct Capital Master Fund, L.P., a British Virgin Islands limited partnership (“ValueAct”), and MLF Offshore Portfolio Company, L.P., a Cayman Islands limited partnership (“MLF” and together with ValueAct, the “Purchasers”), amending the Registration Rights Agreement dated as of September 29, 2006 (the “Registration Rights Agreement”) by and among the Company and the Purchasers.

WHEREAS, the Company has replaced the Company’s 10.00% Convertible Notes due June 1, 2011 with the Company’s 12.00% Convertible Notes due June 1, 2011 to among other matters, increase the interest rate to 12.00% per annum and change the form of payment of interest to shares of Common Stock.

WHEREAS, the parties wish to amend the Registration Rights Agreement to among other matters, provide for the registration of the Common Stock Interest;

WHEREAS, the Registration Rights Agreement may be amended by the written consent of a majority in principal amount of the Registrable Securities affected by such amendment, qualification, modification, supplement, waiver or consent; and

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.                                            Definitions; References.  Unless otherwise specifically defined herein, each term used herein which is defined in the Registration Rights Agreement shall have the meaning assigned to such term in the Registration Rights Agreement.  Each reference to “hereof,” “hereunder,” “herein,” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Registration Rights Agreement shall from after the date hereof refer to the Registration Rights Agreement as amended by this Amendment.

Section 2.                                            New Definitions

“Common Stock Interest Shares” means any shares of Common Stock issued or issuable as interest payments pursuant to the Notes.

Section 3.                                            Amended Definitions.  The following definitions set forth in the introductory paragraph and Section 1 of the Registration Rights Agreement are hereby deleted in their entirety and replaced with the following:

“Certificate of Designations” means the form of Amended and Restated Certificate of Designations setting forth the rights, powers and preferences of the Securities, attached hereto as Exhibit A.

“Filing Deadline” means the date that is the earlier of (i) 60 days after the date the Notes are converted into the Securities pursuant to the terms of the Notes or (ii) 60 days after the Company has filed all the material required to be filed pursuant to Sections 13, 14 or 15(d) of the Exchange Act for a period of at least twelve calendar months.

“Notes” means the Company’s 12.00% Convertible Notes due June 1, 2011.

“Piggy-back Registration” has the meaning given to such term in Section 4 of this Amendment.

“Registrable Securities” means (i) any Securities, (ii) any Common Stock Interest Shares, (iii) any Common Stock issuable upon conversion of the Securities, (iv) any other securities issuable to the Purchaser or its transferee or designee (A) upon any distribution with respect to, any exchange for or any replacement of any Securities or Common Stock issued or issuable as interest payments or issuable upon conversion of such securities or (B) upon any conversion, exercise or exchange of any securities issued in connection with any such distribution, exchange or replacement, (v) securities issued or issuable upon any stock split, stock dividend, recapitalization or similar event with respect to the foregoing, and (vi) any other security issued as a dividend or other distribution with respect to, in exchange for, in replacement or redemption of, or in reduction of the liquidation value of, any of the securities referred to in the preceding clauses, in each case that has not been registered under the Act, unless such Security or Common Stock issued or issuable as interest payments or issuable upon conversion of such Security has been sold in compliance with Rule 144 under the Act or any successor provision thereto or is eligible for sale pursuant to Rule 144(k) under the Act or any successor provision thereto.

Section 4.                                            Piggyback Registration.  The first sentence of Section 3(a) of the Registration Rights Agreement is hereby deleted in its entirety and replaced with the following:

“If at any time during the five-year period starting on the earlier of the date the Notes are converted into the Securities or the issuance of any Common Stock Interest Shares, the Company proposes to file a registration statement under the Securities Act with respect to an underwritten public offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for stockholders of the Company for their account (or by the Company and by stockholders of the Company), and the registration form to be used may be used for the registration of Registrable Securities, other than a registration statement (i) filed pursuant to Section 2, (ii) filed in connection with any employee stock option or other benefit plan, (iii) for an exchange offer or offering of securities solely to the Company’s directors, members of management, employees, consultants or sales agents, distributors or similar representatives of the Company or its direct or indirect subsidiaries or senior executives of Persons controlled by an Affiliate of the Company, (iv) for an offering of debt that is convertible into equity securities of the Company, (v) for a dividend reinvestment plan, (vi) otherwise filed on Form S-4 or Form S-8 or any successor forms, or (vii) covering only securities proposed to be issued in exchange for securities or assets of another entity, then the Company shall (x) give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable but in no event less than ten (10) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters of the offering, and (y) offer to the holders of Registrable Securities in such notice the opportunity to register the sale of such number of shares of Registrable Securities as such holders may request in writing within five (5) days following receipt of such notice (a “Piggy-Back Registration”), provided that any Piggy-Back Registration relating to a registration statement requested under Section 3.1 of the Existing Registration Rights Agreement shall be subject to the written consent of holders holding at least a majority (by number of shares) of the Registrable Securities (as such term is defined in the Existing Registration Rights Agreement) proposed to be sold in such registration.”

Section 5.                                            Listing of Common Stock.  Section 4(o) of the Registration Rights Agreement is hereby deleted in its entirety and replaced with the following:

“The Company will use all reasonable best efforts to cause the Common Stock issuable upon conversion of the Securities and the

Common Stock Interest Shares to be listed on each securities exchange, over-the-counter market, or respective counterpart, if any, on which any shares of Common Stock are then listed.

Section 6.                                            Registration Expenses.  Section 5(a)(v) of the Registration Rights Agreement is hereby deleted in its entirety and replaced with the following:

“all application and filing fees in connection with listing Common Stock issuable upon conversion of the Securities and the Common Stock Interest Shares on a national securities exchange or automated quotation system pursuant to the requirements hereof; and”

Section 7.                                            Additional Dividends Under Certain Circumstances.  The first sentence of Section 8(c) of the Registration Rights Agreement is hereby deleted in its entirety and replaced with the following:

“Any amounts of Additional Dividends due pursuant to Section 8(a) will be payable as provided in the Certificate of Designations for the payment or accretion of regular dividends with respect to the Securities.”

Section 8.                                            Effect of Amendment.  Except as expressly provided in this Amendment, nothing herein shall affect or be deemed to affect any provisions of the Registration Rights Agreement, and except only to the extent that they may be varied hereby, all of the terms of the Registration Rights Agreement shall remain unchanged and in full force and effect.

Section 9.                                            Applicable Law.  This Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York without reference to the principles of conflicts of law.

Section 10.                                      Counterparts.  This Amendment may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

Signature Page Follows

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.

SIRVA, INC.

By:	/s/ James J. Bresingham
Name: James J. Bresingham
Title:	Executive Vice President, Chief Accounting Officer and Acting Chief Financial Officer

VALUEACT CAPITAL MASTER FUND, L.P.
By: its general partner, VA Partners, LLC

By:	/s/ Peter H. Kamin
Name: Peter H. Kamin
Title:	Managing Member

MLF OFFSHORE PORTFOLIO COMPANY, LP
By: its general partner, MLF Cayman GP, Ltd.

By:	/s/ Matthew L. Feshbach
Name: Matthew L. Feshbach
Title:	Director